Exhibit 99.3

EMPLOYEE FAQ

1.	What was announced?

a.

We have announced that Cargill and Continental Grain, two leading agricultural and poultry production companies, have entered into a definitive agreement to acquire Sanderson Farms and form a new, privately held poultry producer by combining Sanderson Farms with Wayne Farms, a subsidiary of Continental Grain.

b.	We believe this transaction reflects significant and appropriate value for Sanderson Farms, its team, best-in-class assets, quality products, efficient and sustainable operations and respected brand.

2.	What are the terms of the transaction?

a.	The consortium comprised of Cargill and Continental Grain will acquire Sanderson Farms for $4.53 billion, or $203 per share in cash.

3.	What does this mean for employees?

a.

The combination of Sanderson Farms and Wayne Farms will create a best-in-class U.S. poultry company with a high-quality asset base, complementary operating cultures, and an industry-leading management team and workforce.

b.

The appeal of chicken as a popular, cost efficient protein of choice, both at home, and for folks eating in restaurants, is strong. In fact, we expect that poultry demand will remain strong as we continue to emerge from the pandemic. Our ability to continue serving consumers and restaurants will depend on the new company’s production capacity and our talented team. Our outstanding workforce, best-in-class assets and efficient operations are therefore key factors in this transaction and very important to the long-term success of the combined company.

4.	Who are Cargill, Continental Grain and Wayne Farms?

a.	Cargill and Continental Grain are two highly regarded companies with track records of success in agricultural and meat processing that we believe will be great partners for Sanderson Farms.

b.

Cargill has expertise across the agriculture and chicken producing arena, both in the U.S. and around the world. Cargill also has a great reputation for taking care of their people, serving their customers and having a good work ethic. The way they operate their company is aligned with the way we run Sanderson Farms.

c.

Continental Grain is an owner and operator of food and agribusiness companies including Wayne Farms, an experienced U.S. poultry firm with a decades-long history of customer-focused innovation. Continental Grain and Cargill prioritize being responsible stewards of environmental, human and animal resources, just like we do.

5.	Why is Sanderson Farms combining with Cargill, Continental Grain and Wayne Farms?

a.	We believe this transaction reflects significant and appropriate value for Sanderson Farms, its team, best-in-class assets, quality products, efficient and sustainable operations and respected brand.

b.

The combination of Sanderson Farms and Wayne Farms will create a best-in-class U.S. poultry company with a high-quality asset base, complementary operating cultures, and an industry-leading management team and workforce.

c.

Poultry consumption is very strong coming out of the pandemic as demand for poultry products has improved significantly from a year and a half ago. In addition, thanks to the hard work and dedication of the entire Sanderson Farms team, we are operating very well in all areas of our business.

d.

This transaction is an opportunity for Sanderson Farms to join with companies with track records of success in agriculture and meat processing and who share our commitment to ethical poultry production and sustainable farming practices, being a responsible corporate citizen and supporting the communities in which we operate.

e.	For these reasons, we believe now is the right time to move forward with the next phase for Sanderson Farms and we believe we have found good partners whose values are aligned with our own.

6.	Will there be any changes to my role, responsibilities, reporting structure, compensation or benefits?

a.

The transaction is expected to close by the end of 2021 or early 2022. Until then, Sanderson Farms will continue to operate as an independent company and there will be no changes to roles, responsibilities, reporting structure, compensation or benefits.

b.	It is important that you continue to focus on your day-to-day responsibilities so that we can continue to deliver the highest quality products and the best service to our customers.

c.	We are at the early stages of this transaction and there is still a lot of work ahead of us, including planning our integration to ensure a smooth transition and continuing our outstanding operations.

d.	Rest assured we will keep you updated moving forward as we are able.

7.	Will my Sanderson Farms plant/facility continue to operate after the transaction closes?

a.

Right now, we’re focused on closing the transaction. When that process is completed, we will continue normal operations as we transition to a unified company, with minimal impact on employees. If there are any changes to employees’ jobs and responsibilities, we will reach out to you individually with further details at that time.

8.	How will we fit together?

a.	Our cultures are very complementary as each company has a proud history built on trusted relationships employees, growers, communities and the environment.

b.

Importantly Cargill, Continental Grain and Wayne Farms share our commitment to provide high-quality food products to customers in a sustainable and profitable manner that benefits everyone who contributes to our success.

9.	Where will the new company be headquartered?

a.	We will announce that information at a later date. Rest assured we will keep you updated moving forward as we are able.

10.	What does this transaction mean for Sanderson Farms customers?

a.

We do not expect any significant changes to the product that Sanderson Farms delivers each and every day. Cargill, Continental Grain and Wayne Farms share our commitment to provide high-quality food products to customers in a sustainable and profitable manner that benefits everyone who contributes to our success.

11.	What are the next steps in the transaction process?

a.	The transaction is expected to close by the end of 2021 or early 2022, subject to customary closing conditions, including the receipt of regulatory approvals and approval of our stockholders.

12.	What should I say if I am asked about the transaction by the media or an external party?

a.	As always, if you receive any inquiries from the press, please direct them to Mike Cockrell.

13.	Where can employees obtain additional information? Whom can I contact if I have more questions?

a.	If you have questions about the announcement, please reach out to Mike Cockrell or your supervisor.

b.	We will be sure to keep you updated moving forward as we are able.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 of Sanderson Farms, Inc. (the “Company”), and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction and related transactions involving affiliates of Cargill and Continental Grain; (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders), and the related transactions involving affiliates of Cargill and Continental Grain, in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving affiliates of Cargill and Continental Grain; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (8) significant transaction costs; (9) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (10) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above, and could include: high absentee rates that have prevented and may continue to prevent the Company from running some of its facilities at full capacity, or could in the future cause facility closures; (13) an inability of contract poultry producers to manage their flocks; (14) supply chain disruptions for feed grains; (15) further changes in customer orders due to shifting consumer patterns; (16) disruptions in logistics and the distribution chain for the Company’s products; (17) liquidity challenges; and (18) a continued or worsening decline in global commercial activity, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). The Company plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the Investor Relations section of the Company’s website at http://sandersonfarms.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on January 14, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.